Exhibit 4.1

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                             CIRILIUM HOLDINGS, INC.


The undersigned, Matthew J. Cohen, does hereby certify that:

            1. He is the Chief Executive Officer and sole director of Cirilium Holdings, Inc., a Delaware corporation (the "Corporation").

            2. The Corporation is authorized to issue up to 25,000,000 shares of preferred stock, none of which is currently issued or outstanding.

            3. The following resolutions were duly adopted by the Board of
Directors:

      WHEREAS, the Certificate of Incorporation of the Corporation, as amended, provides for a class of its authorized stock known as preferred stock, comprised of 25,000,000 shares, $.001 par value per share, issuable from time to time in one or more series;

      WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

      WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 25,000 shares of the preferred stock which the Corporation has the authority to issue, as follows:

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

                  TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

(1) DESIGNATION, VALUE AND RANK. The series of Preferred Stock shall be designated the "Series A Convertible Preferred Stock" ("Series A Preferred") and shall consist of 25,000 shares, $.001 par value per share. The Series A Preferred shall have a stated face value of One Hundred Dollars ($100.00) per share ("Face Value"). The Series A Preferred shall be senior to the common stock of the Corporation but subordinate to any other Senior Indebtedness (as such term is defined herein).


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

(2) DIVIDENDS.

      (a) The holders of the shares of Series A Preferred shall be entitled to receive dividends at a dividend rate equal to fifteen percent (15%) per annum ("Dividend Rate") payable in shares of unregistered, restricted common stock of the Corporation, par value $.001 per share ("Common Stock") at the then-applicable Conversion Price (as hereinafter defined) or, in the sole discretion of the Board of Directors, in cash. Dividends shall be computed from the date of issuance of the Series A Preferred ("Original Issue Date") and shall be payable upon either redemption by the Corporation or conversion of the Series A Preferred as provided herein. Dividends shall be computed on the basis of a 360-day year of twelve 30-day months.

      (b) Dividends so payable shall be paid to the holder in whose name the Series A Preferred is registered upon conversion as set forth in Section 3 below. The certificate(s) representing the shares of Common Stock issuable pursuant to this Section shall be mailed to the registered holder at the address appearing on the books of the Corporation as of close of business on the date of conversion.

      (c) Holders of Series A Preferred shall not be entitled to any dividend declared payable to holders of Common Stock unless and until such time as the shares of Series A Preferred held by such holder shall have been converted into Common Stock.

(3) CONVERSION INTO COMMON STOCK.

      (a) CONVERSION PRICE. The conversion price for the Series A Preferred shall equal $0.10 (the "Conversion Price"), subject to adjustment as provided herein.

      (b) VOLUNTARY CONVERSION. Each share of Series A Preferred (including accrued but unpaid dividends, if any) shall be convertible into that number of shares of Common Stock determined by dividing the Face Value of such share of Series A Preferred by the Conversion Price (as defined below), at the option of the holder, at any time and from time to time beginning ninety (90) days after the Original Issue Date, subject to adjustment as provided herein.

      (c) EXERCISE OF VOLUNTARY CONVERSION. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A ("Conversion Notice"). Each Conversion Notice shall specify the number of shares of Series A Preferred to be converted, the number of shares of Series A Preferred owned prior to the conversion at issue, the number of shares of Series A Preferred owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to, nor more than 10 business days after the date the Corporation receives such Conversion Notice to the Corporation by facsimile, mail, or other means (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is received by the Corporation

      (d) MANDATORY CONVERSION. The Corporation may elect to convert, at the then-applicable Conversion Price, some or all of the outstanding shares of Series A Preferred into Common Stock at any time and from time to time beginning ninety (90) days after the Original Issue Date.


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

      (e) EXERCISE OF MANDATORY CONVERSION. In order to effect a mandatory conversion of the Series A Preferred, the Corporation shall mail notice (the "Mandatory Conversion Notice") to holders of outstanding shares of Series A Preferred at their address of record, specifying a date for conversion which shall not be prior to nor more than 30 days from the date of such notice (the "Mandatory Conversion Date"). On or before the Mandatory Conversion Date, the holder of Series A Preferred shall surrender the certificate(s) representing the Series A Preferred at the Corporation's offices. Dividends shall cease to accrue on the Mandatory Conversion Date. After the Mandatory Conversion Date, any shares of Series A Preferred not surrendered shall cease to be outstanding and each holder of a certificate representing any such shares of Series A Preferred shall cease to have any rights with respect thereto, except the right to receive the number of shares of Common Stock issuable upon conversion of such shares. A holder's right to receive the Common Stock issuable upon conversion of the Series A Preferred pursuant to this Section 3(e), shall expire two (2) years from the Mandatory Conversion Date if such Series A Preferred shares have not previously been surrendered to the Corporation.

      (f) ISSUANCE OF COMMON STOCK. As promptly as practicable after the surrender of the certificate(s) representing such holder's shares of Series A Preferred (or such agreement and indemnification in the case of a lost, stolen or destroyed certificates) for conversion, the Corporation shall issue and deliver to the registered holder of such shares, at the address specified by the holder, a certificate or certificates for the full number of shares of Common Stock issuable upon conversion (including accrued but unpaid dividends).

      (g) FRACTIONAL SHARES. Upon conversion pursuant to this Section 3(b) or
(d), the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock.

      (h) ADJUSTMENTS TO THE CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

            (i) Stock Splits, Stock Dividends. If, at any time on or after the Original Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased.

            (ii) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Original Issue Date there shall be a capital reorganization of the Corporation (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3(h)(i)), such as a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties or assets to any other person (a "Corporate Change"), then as a part of such Corporate Change an appropriate adjustment to the Conversion Price shall be made and provision shall be made so that the holder of each share of Series A Preferred shall have the right thereafter to convert such share of Series A Preferred into the kind and amount of shares of stock and other securities or property of the Corporation or any successor corporation resulting from the Corporate Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(h)(ii) with respect to the rights of the holders of the Series A Preferred after the Corporate Change to the end that the provisions of this Section 3(h)(ii) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred) shall be applied after that event in as nearly an equivalent manner as may be practicable.


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

      (i) CONVERTED OR OTHERWISE ACQUIRED PREFERRED STOCK. Any shares of Series A Preferred which are converted or otherwise acquired by the Corporation (including without limitation, in connection with the conversion thereof) shall be canceled and retired and shall not be reissued, sold or transferred.

(4) SUBORDINATION AND LIQUIDATION PREFERENCE.

      (a) SUBORDINATION. The rights of the holder or holders of Series A Preferred to receive payment of dividends is subject and expressly subordinate to the prior payment of the principal of and premium, if any, the interest on, and any other monetary obligations under, all other indebtedness of the Corporation for borrowed money, whether now outstanding or subsequently incurred, whether secured or unsecured, and any deferrals, renewals, refinancings, refundings or extensions of such indebtedness and any notes, debentures, bonds, letters of credit, instruments or agreements evidencing such indebtedness (the "Senior Indebtedness"). For the purposes of the definition of Senior Indebtedness, "indebtedness for borrowed money," when used with respect to the Corporation means (i) any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred payment obligation of, or any such obligation guaranteed by, the Corporation for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (iii) any obligation of, or any such obligation guaranteed by, the Corporation for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Corporation under generally accepted accounting principles.

      (b) Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, composition, sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Corporation, then no amount shall be paid by the Corporation with respect to redemption and dividends unless and until all Senior Indebtedness then outstanding is indefeasibly paid in full in cash; provided, however, that nothing herein shall preclude a holder from receiving shares of stock of the Corporation as reorganized or readjusted or of any other Corporation provided for by a plan of reorganization or readjustment, or securities of the Corporation or any other Corporation provided for by a plan of reorganization or readjustment which are subordinate and subject in right of payment to all Senior Indebtedness to the same extent as, or to a greater extent than, this Series A Preferred is subordinated to the Senior Indebtedness. The consolidation of the Corporation with, or the merger of the Corporation into, another Corporation shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Corporation for the purposes of the preceding sentence.

      (c) Notwithstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred shall be senior to the common stock of the Corporation but subordinate to any other Senior Indebtedness as provided herein.

(5) VOTING RIGHTS. Except as otherwise required by the Delaware General Corporation Law, the Series A Preferred shall have no voting rights unless and until such shares are converted into Common Stock, and only then such voting rights as all shares of common stock of the Corporation shall have at the time of conversion.


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

(6) REDEMPTION. At any time and from time to time, the Corporation may redeem in whole or in part the shares of Series A Preferred then outstanding without the prior written consent of the holder of such Series A Preferred.

(7) MISCELLANEOUS.

      (a) REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred, and in the case of any such less, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or in the case of any such mutilation, upon surrender of such certificate, the corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      (b) NOTICES. All notices, demands or other communications to be given or delivered hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient or one (1) business day after being sent to the recipient by reputable overnight courier services or five (5) business days after being mailed to the recipient by regular, certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock record of the Corporation (unless otherwise indicated by any such holder.

      IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this _______ day of November, 2005.

                             CIRILIUM HOLDINGS, INC.


                             By: /s/ Matthew J. Cohen
                             ------------------------
                             Name: Matthew J. Cohen
                             Title: Chief Executive Officer


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

                                     ANNEX A

                         NOTICE OF VOLUNTARY CONVERSION

     (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF
                           SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, $.001 par value per share (the "Common Stock"), of Cirilium Holdings, Inc., a Delaware corporation (the "Company"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.


Date to Effect Conversion: _____________________________________________

Number of shares of Common Stock owned prior to Conversion: ___________________

Number of shares of Series A Preferred Stock to be Converted: _________________

Value of shares of Series A Preferred Stock to be Converted: $_________________ (including accrued but unpaid dividends)

Certificate Number of Series A Preferred Stock attached hereto:________________

Number of Shares of Series A Preferred Stock represented by attached certificate:_______________

Number of shares of Series A Preferred Stock owned after Conversion: __________

Address to Register Shares of Common Stock: ___________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                                           By:_________________________________

                                           Name: ______________________________

                                           Title: _____________________________